SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Check the appropriate box:

/X/      Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/ /      Definitive Information Statement

                              ALPHA VIRTUAL, INC.
    ------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/ /      Fee computed on table below per exchange Act Rules 14c-5(g) and 0-11

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         (3)      Filing Party:
                  --------------------------------------------------------------
         (4)      Date Filed:
                  --------------------------------------------------------------


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                        PRELIMINARY INFORMATION STATEMENT




                               ALPHA VIRTUAL, INC.
                          10345 WEST OLYMPIC BOULEVARD
                                    SUITE 102
                          LOS ANGELES, California 90064




                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY




This information statement (the "Information Statement") is furnished to the shareholders of Alpha Virtual, Inc., a Delaware corporation (the "Company"), with respect to a certain corporate action of the Company.


The corporate action is a proposal (the "Proposal") providing for an amendment to the Company's Certificate of Incorporation to implement a one-for-five reverse-stock split.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 18, 2002 (THE "RECORD DATE") WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE PROPOSALS. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S 23,486,045 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL WAS APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.





                       BY ORDER OF THE BOARD OF DIRECTORS

                             SAIF MANSOUR, PRESIDENT





Los Angeles, California

September __, 2002




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                                TABLE OF CONTENTS
                                -----------------


                                                                        PAGE NO.
                                                                        --------


ABOUT THE INFORMATION STATEMENT..............................................1

            WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?................1

            WHO WAS ENTITLED TO VOTE?........................................1

            WHAT WERE THE BOARD OF DIRECTORS' RECOMMENDATIONS?...............1

            WHAT VOTE WAS REQUIRED TO APPROVE THE PROPOSAL...................2

CONSENTING SHAREHOLDERS......................................................2

STOCK OWNERSHIP..............................................................3

            BENEFICIAL OWNERS................................................3

            DIRECTORS AND EXECUTIVE OFFICERS.................................3

PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.......................4

EFFECT OF THE REVERSE-STOCK SPLIT............................................4

ADDITIONAL INFORMATION.......................................................5





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


                               ALPHA VIRTUAL, INC.
                       10345 OLYMPIC BOULEVARD, SUITE 102
                          LOS ANGELES, California 90064


                              INFORMATION STATEMENT
                               SEPTEMBER 20, 2002



This Information Statement contains information related to certain corporate action of Alpha Virtual, Inc., a Delaware corporation (the "Company").


                         ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

A majority of the Company's shareholders have approved of an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse-stock split.


WHO WAS ENTITLED TO VOTE?

Each outstanding share of common stock as of record on the close of business on the record date, September 18, 2002, was entitled to one vote on the matter to be voted upon; however, members of management and principal shareholders of the Company collectively held in excess of fifty percent (50%) of the Company's 23,486,045 issued and outstanding shares of common stock and have voted in favor of such proposal.


WHAT WERE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

The Board of Directors' recommendation is set forth together with the description of the Proposal in this proxy statement. In summary, the Board recommends a vote:

o FOR the approval of an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse-stock split.













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


WHAT VOTE WAS REQUIRED TO APPROVE EACH ITEM?

For the approval of an amendment to the Company's Certificate of Incorporation to reverse-split its issued and outstanding common stock one-for-five, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 11,743,023, was required for approval.

                             CONSENTING SHAREHOLDERS

On September 18, 2002, our board of directors unanimously adopted a resolution that declared the advisability of, and recommended that the shareholders approve, an amendment to our Certificate of Incorporation that will implement a one-for-five reverse-stock split. In connection with the adoption of this resolution, the board elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce the costs and implement the proposal in a timely manner.

On September 18, 2002, the following Consenting Shareholders, who collectively own 63.5% of our common stock, consented in writing to the proposed Amendment:



    Name                           Shares      Percentage
                                   ------      ----------
Global Alpha Corporation         13,858,116       59.0%
Richard Moskowitz                 1,063,334        4.5%
                                 ----------       -----
Total                            14,921,450       63.5%
                                 ----------       ----



Under Delaware law, we are required to give all shareholders written notice of any actions that are taken by written consent without a shareholders meeting. Under Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Amendment cannot become effective until 20 days after the mailing date of this Information Statement to our shareholders.

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of:

o Advising shareholders of the action taken by written consent, as required by Delaware law; and

o Giving shareholders advance notice of the actions taken, as required by the Exchange Act

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the action taken have no right under Delaware law to dissent or require a vote of all our shareholders.



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                                 STOCK OWNERSHIP

BENEFICIAL OWNERS

The following table shows persons (other than directors and executive officers) who own beneficially more than five percent (5%) of the Company's common stock as of September 18, 2002.



                                              SHARES
                                        BENEFICIALLY          PERCENT
       NAME AND ADDRESS                     OWNED(1)      OF CLASS(1)
       --------------------------       ------------      -----------
       Global Alpha Corporation          13,858,116            59.0%



DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the amount of common stock of the Company beneficially owned by the Company's directors and executive officers and by all directors and executive officers as a group as of September 18, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of September 18, 2002, the Company had 23,486,045 shares of common stock outstanding.



                                                         SHARES
                                                   BENEFICIALLY         PERCENT
    NAME AND ADDRESS            POSITION               OWNED(1)     OF CLASS(1)
 ----------------------   ---------------------    ------------     -----------
 Richard Moskowitz        Chairman of the Board       1,063,334            4.5%

 Saif Mansour             President, Secretary          - 0 -              -0-%
                          and Director

 Barry Didato             Director                      - 0 -              -0-%


 All Officers and                                     1,063,334            4.5%
 Directors as a Group(3)

 -----------------------









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                              THE AMENDMENT TO OUR
                          CERTIFICATE OF INCORPORATION

Our board of directors unanimously adopted a resolution that declared the advisability of and recommended that the shareholders approve an amendment to our Certificate of Incorporation that will implement a one-for-five reverse-stock split and, hopefully, increase the trading price of our common stock. The Amendment was approved by the written consent of the holders of a majority of our outstanding common stock on September 18, 2002. The reverse split will be implemented by filing the Amendment in the office of the Secretary of State of the State of Delaware.

The Amendment will be filed on October __, 2002, or as soon thereafter as practicable, and will become effective when filed. When the Amendment becomes effective, it will implement a one-for-five reverse split of our issued and outstanding common stock without changing our authorized capitalization. The operative text of the Amendment follows:

                                     "FOURTH

         (b) Upon the effectiveness of the amendment contained in this Certificate of Amendment (the "Effective Date"), each five (5) shares of common stock, par value $.001 per share, of the Company's issued and outstanding Common stock at the close of business on the Effective Date shall be converted into one share of fully paid and nonassessable Common stock, without change in the aggregate number of shares of Common stock the Company shall be authorized to issue pursuant to Article Fourth (a)(2).

         (c) In lieu of the issuance of any fractional shares that would otherwise result from paragraph (b)above, the Company shall issue to any shareholder that would otherwise receive fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common stock.


         (d) Following the effectiveness of this amendment, certificates representing the shares of Common stock to be outstanding after the Effective Date may be exchanged for certificates now outstanding pursuant to procedures adopted by the Company's board of directors and communicated to those who are to receive new certificates."

                           EFFECT OF THE REVERSE SPLIT

Any new shares issued in connection with the reverse split will be fully paid and non-assessable. The number of shareholders will remain unchanged. The reverse split will decrease the number of outstanding common shares but will not affect any shareholder's proportionate interest in our Company, except for minor differences resulting from the rounding up of fractional shares. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split will not affect our total shareholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.


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

While it is expected that the reverse split will result in an increase in the market price of our common stock, there can be no assurance that our common stock will trade at a multiple of five times our current price, or that any such increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of a reverse split.

The possibility exists that the reduced number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the reverse split will increase the number of the shareholders who own odd lots, or less than 100 shares. Shareholders who own odd lots typically find it difficult to sell their shares and frequently find odd lot sales more expensive than round lot sales of 100 shares or more. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.

After the reverse split, the Company will have issued and outstanding approximately 4,697,209 shares of its common stock, and we will have the corporate authority to issue approximately 55,302,791 shares of authorized but unissued common stock and 2,000,000 shares of preferred stock. These authorized and unissued shares may be issued without shareholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our Company. Any decision to issue additional shares will reduce the percentage of our shareholders' equity held by our current shareholders and could dilute our net tangible book value.

We will not become a private Company as a result of the reverse split and our common stock will continue to be quoted on the OTC: Bulletin Board.


                           FORWARD LOOKING STATEMENTS

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.

                             ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Securities and Exchange Commission (the "SEC"), including our:



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


o Annual Report for the year ended March 31, 2002 (the "Form 10-KSB");

o Quarterly Report for the period ended June 30, 2002 (the "Form 10-QSB").


Copies of these reports are not included in this Information Statement but may be obtained from the SEC's web site at "www.sec.gov." We will mail copies of our prior SEC reports to any shareholder upon written request.


                       BY ORDER OF THE BOARD OF DIRECTORS





                                 /s/ Saif Mansour
                                 ----------------
                                 Saif Mansour
                                 President



Los Angeles, California
October __, 2002































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